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                                                                    Exhibit 24


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Norman L. Milliard and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) the Registration Statement on Form S-1 of Accent Color Sciences, Inc. respecting its offering of up to 3,450,000 shares of Common Stock (including the Underwriters' over-allotment option shares) and any and all amendments thereto and to file such Form S-1 and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this __________ day of August, 1996.


/s/ Richard J. Colburn                      /s/ Raymond N. Smith
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Richard J. Coburn                           Raymond N. Smith


/s/ Richard Hogdson                         /s/ Robert H. Steele
----------------------------------          ------------------------------
Richard Hogdson                             Robert H. Steele


/s/ Norman L. Milliard                      /s/ Peter Teufel
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Norman L. Milliard                          Peter Teufel


/s/ Willard F. Pinney, Jr.
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Willard F. Pinney, Jr.